EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Korn/Ferry International, a Delaware corporation (the “Company”), hereby certifies that, to the best of his knowledge:

(a) the Quarterly Report on Form 10-Q for the quarter ended October 31, 2007 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 10, 2007

By:	/s/ GARY D. BURNISON
Name:	Gary D. Burnison
Title:	Chief Executive Officer and Director

By:	/s/ STEPHEN J. GIUSTO
Name:	Stephen J. Giusto
Title:	Executive Vice President and Chief Financial Officer